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 HANCOCK FABRICS, INC.                                                EXHIBIT 11
 COMPUTATION OF EARNINGS PER SHARE
 (unaudited)

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
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 (dollars in thousands, except for
   per share amounts)                                                      Thirteen Weeks Ended            Twenty-six Weeks Ended
                                                                        ----------------------------   ----------------------------
                                                                          August 3,       July 28,         August 3,      July 28,
                                                                            1997           1996              1997          1996

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
 Primary earnings per share

   Net earnings                                                              $1,689         $1,312            $4,028        $2,948
                                                                        ===========    ===========       ===========   ===========

   Weighted average number of common shares
    outstanding during period                                            21,556,130     21,691,245        21,516,360    21,591,689

   Additional shares attributable to common
    stock equivalents                                                       394,979        313,843           386,838       309,978

   Shares attributable to tax effect of restricted stock
    and related deferred compensation                                      (439,559)      (236,365)         (446,573)     (244,703)
                                                                        -----------    -----------       -----------   -----------

                                                                         21,511,550     21,768,723        21,456,625    21,656,964
                                                                        ===========    ===========       ===========   ===========

   Earnings per share                                                         $0.08          $0.06             $0.19         $0.14
                                                                        ===========    ===========       ===========   ===========



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 Fully diluted earnings per share

   Net earnings                                                              $1,689         $1,312            $4,028        $2,948
                                                                        ===========    ===========       ===========   ===========

   Weighted average number of common shares
    outstanding during period                                            21,556,130     21,691,245        21,516,360    21,591,689

   Additional shares attributable to common
    stock equivalents                                                       412,845        315,708           429,725       319,579

   Shares attributable to tax effect of restricted stock
    and related deferred compensation                                      (434,088)      (236,365)         (434,088)     (244,633)
                                                                        -----------    -----------       -----------   -----------

                                                                         21,534,887     21,770,588        21,511,997    21,666,635
                                                                        ===========    ===========       ===========   ===========

   Earnings per share                                                         $0.08          $0.06             $0.19         $0.14
                                                                        ===========    ===========       ===========   ===========

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